EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: LIBERTY 77 CAPITAL L.P.

Date of Event Requiring Statement: July 23, 2024

Issuer Name and Ticker or Trading Symbol: LIONS GATE ENTERTAINMENT CORP /CN/ [LGF]

LIBERTY 77 CAPITAL L.P.

By:	Liberty 77 Capital Partners L.P., its general partner

By:	Liberty Capital L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY 77 FUND L.P.

By:	Liberty 77 Capital GenPar L.P., its general partner

By:	Liberty 77 Capital UGP L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY 77 FUND INTERNATIONAL L.P.

By:	Liberty 77 Capital GenPar L.P., its general partner

By:	Liberty 77 Capital UGP L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY 77 CAPITAL PARTNERS L.P.

By:	Liberty Capital L.L.C., its general partner

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

LIBERTY CAPITAL L.L.C.

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell
Title:	Chief Financial Officer

STM PARTNERS LLC

By:	/s/ Jesse M. Burwell
Name:	Jesse M. Burwell as attorney-in-fact for Steven T. Mnuchin
Title:	President

STEVEN T. MNUCHIN

/s/ Jesse M. Burwell
Jesse M. Burwell as attorney-in-fact for Steven T. Mnuchin